UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

January 29, 2014

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BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191683	26-0656684

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 692-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Loan and Security Agreement

On January 29, 2014, BG Staffing, Inc. (the “Company”) and its subsidiaries (together with the Company, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”), by and among the Borrowers and Fifth Third Bank. The Loan Agreement amended and restated that certain Loan and Security Agreement, dated as of May 24, 2010, as amended (the “Prior Loan Agreement”).

The Loan Agreement provides for a senior secured revolving credit facility maturing January 29, 2018 (the “Revolving Facility”) permitting the Company to borrow funds from time to time in an aggregate amount equal to the lesser of the borrowing base and the revolving loan commitment of $20.0 million. The borrowing base is adjusted on a monthly basis and is based on the Borrowers’ accounts receivables. The Loan Agreement further provides for a term loan of approximately $11.3 million (“Term Loan A”) and a term loan of $8.0 million (“Term Loan B”), each of which matures on January 29, 2018. The Borrowers’ obligations under the Loan Agreement are secured by a continuing and unconditional first priority security interest in all tangible and intangible property of the Borrowers.

The Revolving Facility and Term Loan A bear interest at the LIBOR Rate plus the Applicable Margin (as those terms are defined in the Loan Agreement). Accrued and unpaid interest on borrowings under the Revolving Facility and Term Loan A are due and payable monthly in arrears and, with respect to Term Loan A, principal payments are required monthly and upon the occurrence of certain events. Term Loan B bears interest at a fixed rate of 11.0% per annum. Accrued and unpaid interest on borrowings under the Term Loan B are due and payable monthly in arrears, and principal payments are required upon the occurrence of certain events. Borrowings under the Revolving Facility and Term Loan A were partially used to prepay the senior subordinated indebtedness of the Company as described below.

At closing, the Borrowers paid commitment fees of $100,000 (with respect to the Revolving Facility and Term Loan A) and $160,000 (with respect to Term Loan B). Borrowers must pay an unused commitment fee of 0.25% of the difference between the Revolving Loan Commitment (i.e., $20.0 million) and the average daily balance of the Revolving Facility for each month, payable in arrears, and a Compounding Deferred Fee (as defined in the Loan Agreement) on the earlier of the date Term Loan B matures or is paid in full.

The Loan Agreement contains negative covenants that, among other things, restrict the ability of the Borrowers to, with certain exceptions, (i) incur indebtedness, (ii) grant liens, (iii) make investments, (iv) dispose of assets, (v) enter into mergers, consolidations or similar transactions, (vi) issue securities, (vii) pay dividends or make distributions, (viii) enter into transactions with affiliates or (ix) change the nature of their business.

In addition, the Loan Agreement requires the Borrowers to satisfy certain financial covenants, specifically: (i) the Borrowers may not permit the Debt Service Coverage Ratio (as defined in the Loan Agreement) for the four fiscal quarter period ending in March 2014 and for the four fiscal quarter period ending in each fiscal quarter thereafter to be less than 1.20 to 1.00; (ii) as of the end of each fiscal quarter for the four fiscal quarter period then ending, the Borrowers may not permit the Total Funded Indebtedness to Adjusted EBITDA Ratio (as such term is defined in the Loan Agreement) to be greater than 3.50 to 1.00 for the four fiscal quarters ended in March 2014, 3.25 to 1.00 for the four fiscal quarters ended in June 2014, 3.25 to 1.00 for the four fiscal quarters ended in September 2014, 3.00 to 1.00 for the four fiscal quarters ended in December 2014, 3.00 to 1.00 for the four fiscal quarters ended in March 2015, and 2.50 to 1.00 for the four fiscal quarters ended in June 2015 and each fiscal quarter thereafter; (iii) the Borrowers must have, as of the end of each fiscal quarter for the four fiscal quarters then ending, consolidated Adjusted EBITDA (as defined in the Loan Agreement) of least $9.5 million; and (iv) the Borrowers may not incur capital expenditures in excess of $500,000 in the aggregate in any fiscal year).

The Borrowers are permitted to prepay in part or in full amounts due under the Revolving Facility and may prepay the Term A Loan and Term B Loan without penalty provided certain conditions are met. Events of default include, among other things, late payment or non-payment, breach of representations, breach of affirmative or negative covenants (including financial covenants), defaults on other indebtedness, default of a Borrower with respect to a material purchase or lease of goods or services where the default might reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement), bankruptcy or insolvency, certain judgments, a Change of Control (as defined in the Loan Agreement) and impairment of collateral. If an event of default occurs, the interest rate applicable to the Revolving Facility and Term Loan A will increase by 2% per annum, and the interest rate applicable to Term Loan B will increase by 2% per annum or to the default interest rate applicable to the Revolving Facility and Term Loan A, whichever is higher.

Second Amendment to Amended and Restated Securities Purchase Agreement

On January 29, 2014, the Company entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Securities Purchase Agreement dated as of May 28, 2013, by and among the Company and its subsidiaries, Legg Mason SBIC Mezzanine Fund, L.P. (“Legg Mason”), Brookside Pecks Capital Partners, L.P. (“Brookside”), Brookside Mezzanine Fund II, L.P. (“Brookside II” and, together with Legg Mason and Brookside, the “Subordinated Lenders”) and Taglich Private Equity LLC (“Taglich”). The Second Amendment was entered into in anticipation of the prepayment of the senior subordinated indebtedness owed to the Subordinated Lenders through the use of proceeds obtained pursuant to the Loan Agreement (as discussed above). The Second Amendment amends certain provisions of the Amended and Restated Securities Purchase Agreement that survive the repayment of the senior subordinated indebtedness.

Specifically, the Second Amendment amends, among other things: (i) the Subordinated Lenders’ right to cause the Company to repurchase an aggregate of 210,017 shares of the Company’s common stock (the “Put Securities”) held by the Subordinated Lenders (the “Put Right”) by, among other things, amending the pricing formula and payment timing and mechanics applicable thereto and modifying the affirmative and negative covenants applicable in connection with the Put Right; and (ii) the Subordinated Lenders’ preemptive rights included in the Amended and Restated Securities Purchase Agreement to, among other things, provide that such preemptive rights survive for so long as the Subordinated Lenders hold any shares of the Company’s common stock.

The Second Amendment further provides that, subject to certain conditions, the Subordinated Lenders have the right to transfer the Put Securities (and the Put Right) without the Company’s consent. The Second Amendment also provides that if the Subordinated Lenders and Taglich (or its members or affiliates) enter into an agreement for the sale of any or all of the Put Securities and Taglich fails to close the transaction, Taglich will be obligated to contribute capital to the Company (if necessary) to permit the Company to repurchase the Put Securities.

Director and Executive Officer Indemnification Agreements

On February 4, 2014, the Company entered into an Indemnification Agreement with each of the current directors and executive officers of the Company, specifically L. Allen Baker, Jr. (President and Chief Executive Officer), Michael A. Rutledge (Chief Financial Officer), Richard L. Baum, Jr. (director) and Douglas E. Hailey (director) (collectively, the “Indemnitees”). The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s Bylaws and generally provide for indemnification of the Indemnitees to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or executive officer and also provide for rights to advancement of expenses.

The descriptions of the Loan Agreement, Second Amendment and Indemnification Agreements set forth in this Item 1.01 are not complete and are qualified in their entirety by reference to the full text of such agreements. The Loan Agreement, Second Amendment and Form of Indemnification Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of January 29, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel Services, LP, BG Personnel, LP, B G Staff Services Inc. and Fifth Third Bank
10.2	Second Amendment to Amended and Restated Securities Purchase Agreement, dated as of January 29, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel Services, LP, BG Personnel, LP, B G Staff Services Inc., Legg Mason SBIC Mezzanine Fund, L.P., Brookside Pecks Capital Partners, L.P., Brookside Mezzanine Fund II, L.P., and Taglich Private Equity LLC
10.3	Form of Indemnification Agreement for director and executive officers of BG Staffing, Inc.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: February 4, 2014	/s/ L. Allen Baker, Jr.
L. Allen Baker, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of January 29, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel Services, LP, BG Personnel, LP, B G Staff Services Inc. and Fifth Third Bank
10.2	Second Amendment to Amended and Restated Securities Purchase Agreement, dated as of January 29, 2014, by and among BG Staffing, Inc., BG Staffing, LLC, BG Personnel Services, LP, BG Personnel, LP, B G Staff Services Inc., Legg Mason SBIC Mezzanine Fund, L.P., Brookside Pecks Capital Partners, L.P., Brookside Mezzanine Fund II, L.P., and Taglich Private Equity LLC
10.3	Form of Indemnification Agreement for director and executive officers of BG Staffing, Inc.